As filed with the Securities and Exchange Commission on April 1, 2004
                                                         Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                        FIRST FINANCIAL BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)

       Texas                                                    75-0944023
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                 400 Pine Street
                              Abilene, Texas 79601
                    (Address of Principal Executive Offices)

                        First Financial Bankshares, Inc.
                        2002 Incentive Stock Option Plan
                                       and
              1992 Incentive Stock Option Plan for Key Employees of
              First Financial Bankshares, Inc. and its Subsidiaries
                            (Full Title of the Plans)

                               J. Bruce Hildebrand
               Executive Vice President & Chief Financial Officer
                                 400 Pine Street
                              Abilene, Texas 79601
                                 (325) 627-7155
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            N. Kathleen Friday, P.C.
                       Akin Gump Strauss Hauer & Feld LLP
                         1700 Pacific Avenue, Suite 4100
                                  Dallas, Texas
                                 (214) 969-2800

                             ----------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                            Proposed Maximum       Proposed Maximum       Amount of
         Title of Securities              Amount to be     Offering Price Per     Aggregate Offering    Registration
           to be Registered                Registered           Share(2)               Price(2)              Fee
--------------------------------------- ----------------- ---------------------- ---------------------- --------------
Common Stock (1)                            729,147              $39.36               $28,699,226         $3,636.29
======================================= ================= ====================== ====================== ==============
(1)  Upon a future stock split, stock dividend or similar transaction  involving the common stock of the  Registrant  and during the  effectiveness  of this
     Registration  Statement,  the  number  of  securities  registered  shall be automatically  increased to cover the  additional  securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2)  Estimated  solely  for the  purpose of  determining  the  registration  fee pursuant to Rule 457(c) under the Securities Act of 1933,  based on average of the high and low price per common stock on March 29,  2004,  as reported by the Nasdaq National Market System.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to the Registrant's employees, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A, as filed with the Commission on November 21, 1995, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

     Arthur Andersen LLP, which audited our financial statements for the year ended December 31, 2001, no longer serves as the Registrant's independent public accountant. Some changes to the financial statements covered by Arthur Andersen's report for 2001 were made after January 11, 2002, but we do not believe these changes materially affect the financial results covered by Arthur Andersen's report. A complete discussion of these changes is located in note 1 to the financial statements included in Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement.

     We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen, as required under Section 7 of the Securities Act of 1933, to the inclusion of their reports in this prospectus, and we have dispensed with the requirement to file their consent in reliance on Rule 437(a). As a result, holders of our securities, whether acquired under incentive stock option plans, on the open market, or otherwise, may have no effective remedy against Arthur Andersen if there is a material misstatement or omission in the financial statements incorporated by reference in this prospectus. In particular, because of this lack of consent, holders of our securities will not be entitled to recovery against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification.
         ----------------

     Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that a Texas corporation, such as the Registrant, may indemnify a director or officer of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, because the person is or was a director or officer of the corporation. In order to be entitled to such indemnification, the director or officer must have conducted himself in good faith and reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Article 2.02-1 of the TBCA provides that a director or officer may not be indemnified for proceedings in which the person is found liable on the basis that a personal benefit was improperly received by him or in which the person is found liable to the corporation. Article 2.02-1 of the TBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the corporation's articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Registrant's Articles of Incorporation provide that, to the fullest extent permitted by applicable law, each director, officer, employee and agent of the Registrant shall be indemnified for all loss, liability and expenses incurred in connection with any action, suit, proceeding or claim to which he or she is named a party or otherwise by virtue of holding such position. Indemnity shall include the advancement of expenses. No person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Registrant. Furthermore, no indemnification of employees or agents (other than directors or officers) will be made without express authorization of the Registrant's Board of Directors.

     The Registrant's Articles of Incorporation also provide that, to the fullest extent permitted by applicable law, no Registrant director shall be liable to the Registrant or the Registrant's shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a director, except in the case of liability for (i) a breach of a duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, (iv) an act or omission for which the liability of a director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or payment of a dividend.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

Item 8.  Exhibits.
         ---------

4.1  1992 Incentive  Stock Option Plan  (incorporated  by reference from Exhibit
     10.5 of the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1998).

4.2 2002 Incentive Stock Option Plan (incorporated by reference from Appendix A of the Registrant's Schedule 14A Definitive Proxy Statement for the 2002 Annual Meeting of Shareholders).

5.1* Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*Consent of Ernst and Young LLP.

23.2*Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).


---------------
*Filed herewith.

Item 9.  Undertakings.
         -------------

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided,  however,  that the  undertakings  set  forth in  paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [remainder of page intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on March 31, 2004.

                                  FIRST FINANCIAL BANKSHARES, INC.
                                  (Registrant)


                                  By:     /s/ F. Scott Dueser
                                          -------------------------------------
                                          F. Scott Dueser
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints F. Scott Dueser his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or desirable.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


                    Name                                             Title                              Date
                    ----                                             -----                              ----


/s/ KENNETH T. MURPHY                               Chairman of the Board and Director            March 31, 2004
----------------------------------------------
                Kenneth T. Murphy


/s/ F. SCOTT DUESER                                 President, Chief Executive Officer and        March 31, 2004
----------------------------------------------                     Director
                 F. Scott Dueser                         (Principal Executive Officer)



/s/ J. BRUCE HILDEBRAND                             Executive Vice President and Chief            March 31, 2004
----------------------------------------------               Financial Officer
               J. Bruce Hildebrand                   (Principal Financial Officer and
                                                       Principal Accounting Officer)




/s/ JOSEPH E. CANON                                                Director                       March 31, 2004
----------------------------------------------
                 Joseph E. Canon


/s/ MAC A. COALSON                                                 Director                       March 31, 2004
----------------------------------------------
                 Mac A. Coalson

                                       5




                    Name                                             Title                              Date
                    ----                                             -----                              ----


/s/ DAVID COPELAND                                                 Director                       March 31, 2004
----------------------------------------------
                 David Copeland


/s/ DERRELL E. JOHNSON                                             Director                       March 31, 2004
----------------------------------------------
               Derrell E. Johnson


/s/ KADE L. MATTHEWS                                               Director                       March 31, 2004
----------------------------------------------
                Kade L. Matthews


/s/ RAYMOND A. MCDANIEL, JR.                                       Director                       March 31, 2004
----------------------------------------------
            Raymond A. McDaniel, Jr.


/s/ BYNUM MIERS                                                    Director                       March 31, 2004
----------------------------------------------
                   Bynum Miers


/s/ JAMES M. PARKER                                                Director                       March 31, 2004
----------------------------------------------
                 James M. Parker


/s/ JACK D. RAMSEY                                                 Director                       March 31, 2004
----------------------------------------------
                 Jack D. Ramsey


/s/ DIAN GRAVES STAI                                               Director                       March 31, 2004
----------------------------------------------
                Dian Graves Stai


/s/ F.L. STEPHENS                                                  Director                       March 31, 2004
----------------------------------------------
                  F.L. Stephens


/s/ JOHNNY TROTTER                                                 Director                       March 31, 2004
----------------------------------------------
                 Johnny Trotter


                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------

4.1 1992 Incentive Stock Option Plan (incorporated by reference from Exhibit 10.5 of the Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1998).

4.2 2002 Incentive Stock Option Plan (incorporated by reference from Appendix A of the Registrant's Schedule 14A Definitive Proxy Statement for the 2002 Annual Meeting of Shareholders).

5.1*              Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*             Consent of Ernst and Young LLP.

23.2* Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).



---------------
*Filed herewith

               (Letterhead of Akin Gump Strauss Hauer & Feld LLP)

                                                                    Exhibit 5.1
                                                                    -----------

                                  April 1, 2004

First Financial Bankshares, Inc.
400 Pine Street
Abilene, TX 79601

Ladies and Gentlemen:

     We have acted as special counsel to First Financial Bankshares, Inc., a Texas corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of up to 729,147 shares (the "Company Shares") of the Company's authorized shares, par value $10.00 per share, to be issued under the First Financial Bankshares, Inc. 1992 Incentive Stock Option and 2002 Incentive Stock Option Plan (collectively the "Incentive Stock Option Plans").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that the exercise price paid to the Company per Company Share upon issuance will be at least equal to the par value of each Company Share.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Company Shares are issued and delivered in accordance with the Incentive Stock Option Plans, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of (i) the Federal Laws of the United States of America or (ii) the Laws of the State of Texas.

     B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                   Sincerely,



                                   /s/ AKIN GUMP STRAUSS HAUER & FELD LLP
                                   --------------------------------------

                                                                   Exhibit 23.1
                                                                   ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Financial Bankshares, Inc. for the issuance of 729,147 shares of common stock pertaining to the 2002 Incentive Stock Option Plan and the 1992 Incentive Stock Option Plan of our report dated January 16, 2004, with respect to the consolidated financial statements of First Financial Bankshares, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------

Dallas, Texas
March 31, 2004